UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2009

CASUAL MALE RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-34219	04-2623104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street, Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 828-9300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Reference is made to the disclosure under “Item 3.03 – Material Modifications to Rights of Security Holders” below, which is incorporated by reference herein.

Item 3.03	Material Modifications to Rights of Security Holders.

On December 7, 2009, Casual Male Retail Group, Inc., a Delaware corporation (the “Company”) entered into Amendment No. 2 to the Rights Agreement, dated as of December 8, 2008, as amended on June 29, 2009 (as amended, the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, a New York limited liability company, as Rights Agent.

Pursuant to the amendment to the Rights Agreement, the expiration date of the preferred stock purchase rights (the “Rights”) issued pursuant to the Rights Agreement was extended. Following the amendment to the Rights Agreement, the Rights will expire at 12:00 midnight at the end of the day on June 1, 2010, unless the Rights are earlier exchanged or redeemed by the Board of Directors of the Company.

The Rights issued pursuant to the Rights Agreement are in all respects subject to and governed by the provisions of the Rights Agreement, as amended. Copies of the Rights Agreement and the amendment are available free of charge from the Company. The foregoing description of the amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

4.1	Amendment No. 2, dated as of December 7, 2009, to the Rights Agreement, dated as of December 8, 2008, between Casual Male Retail Group, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASUAL MALE RETAIL GROUP, INC.

Date: December 8, 2009	By:	/S/ DENNIS R. HERNREICH
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amendment No. 2, dated as of December 7, 2009, to the Rights Agreement, dated as of December 8, 2008, between Casual Male Retail Group, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.